                                                               EXHIBIT NO. 99.10


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No. 2-11401 of Massachusetts Investors Trust of our report dated February 17, 2004, appearing in the annual report to shareholders for the year ended December 31, 2003, and to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE
-------------------------
Deloitte & Touche LLP


Boston, Massachusetts
February 23, 2004